EXHIBIT 21.1

SUBSIDIARIES

The following is a list of active subsidiary corporations of the Registrant. Subsidiaries that are inactive or conduct no business have been omitted (“Omitted Subsidiaries”). Such Omitted subsidiaries which were considered in the aggregate do not constitute a significant subsidiary.

Modiv Operating Partnership, LP, a Delaware LP

modiv, LLC, a Delaware LLC

modiv TRS, LLC, a Delaware LLC

Modiv Advisors, LLC, a Delaware LLC

RU NG Melbourne FL, LLC

RU Martin Santa Clara CA, LLC

RU 6877-6971 West Frye Road Chandler AZ, LLC

RU Fairview Drive DeKalb IL, LLC

RU NG Parcel Melbourne FL, LLC

RU 8825 Statesville Road Charlotte NC, LLC

RU South Avenue Yuma AZ, LLC

RU PMI San Carlos, LLC

RU ITW Sky Park LLC

RU Sutter Rancho Cordova, LLC

RU L3 Carlsbad, LLC

Modiv Arrow Archbold OH, LLC

MDV Trophy Carson CA, LLC

MDV of Saint Paul MN, LLC

MDV LINPRE 8, LLC

MDV 1031, LLC

MDV Trinity 4, LLC

MDV Upstate NY, LLC

MDV Acquisition, LLC

MDV Andrews SC, LLC

MDV Piqua LLC

MDV Alleyton TX LLC

MDV SJE MN and OH LLC

MDV Lansing MI LLC

MDV Roscoe IL LLC

MDV Reading PA LLC

MDV Stealth MN LLC

MDV Seminole FL LLC

MDV HQ, LLC

MDV Yulee FL, LLC

MDV Santa Clara, LLC